                                                                   Exhibit 10.15

May ___, 20__

DIRECTOR
[Address]

Re: ALLERGAN, INC. NONEMPLOYEE DIRECTOR
    RESTRICTED STOCK AGREEMENT

Dear Director:

     Pursuant to the terms of the Allergan, Inc. 2003 Nonemployee Director Equity Incentive Plan (as the same may be amended from time to time, the "Plan") and in consideration of the services rendered or to be rendered by you, Allergan, Inc., a Delaware corporation (the "Company"), hereby offers to grant to you the number of shares of its Common Stock set forth in Section 2(a) below, on the terms and conditions and subject to the restrictions set forth in the Plan and this Agreement.

     To accept this offer, you should complete and sign the enclosed copy of this Agreement, and return it to the Company. This Agreement contains important information and you should read it carefully before you sign it.

     1. Definitions. Capitalized terms used in this Agreement that are not otherwise defined herein shall have the same meanings as in the Plan.

     2. Basic Terms.

          (a) The Stock. For good and valuable consideration, the Company hereby offers to grant to you 7,200 shares of its Common Stock, $0.01 par value per share (the "Stock") effective as of May ___, 20__ (the "Grant Date").

          (b) Price. So long as all shares of Stock received by you pursuant to this Agreement are from shares of Common Stock held by the Company as treasury shares, you are not required to pay any purchase price for the Stock.

          (c) Consideration to the Company. In consideration for the grant of the Stock by the Company, you agree to render faithful and efficient services to the Company or any subsidiary thereof for a period of at least one (1) year from the Grant Date. Nothing in the Plan or this Agreement shall confer upon you any right to continue as a member of the Board of Directors of the Company or any subsidiary thereof or shall interfere with or restrict the right of the Company or its stockholders (or of a subsidiary or its stockholders, as the case may be) to terminate your service as a director any time for any reason whatsoever, with or without cause.

     3. Restrictions on the Stock. All shares of Stock received by you pursuant to this Agreement (including any shares received with respect to shares of Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to the following restrictions which are also set forth in the Plan:

          (a) The shares of Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered until the restrictions set forth in Section 3(b) lapse and are removed and the shares have vested as provided in Section 3(d), and any additional requirements or restrictions contained in this Agreement or in the Plan have been satisfied, terminated or expressly waived by the Company in writing.

          (b) If your service as a director of the Company is terminated for any reason other than your death or total disability, you shall forfeit to the Company all of the shares of Stock which are, at the date of such termination of service, still subject to the vesting restrictions set forth in the Plan and Section 3(d), and the Company shall pay to you the amount per share, if any, paid by you for such Stock.

          (c) If your service as a director of the Company is terminated because of death or total disability, all restrictions imposed upon the Stock shall lapse and be removed (and the Stock shall become fully vested) as to all shares of the Stock upon such termination of service.

          (d) The restrictions imposed under Section 3(b) shall lapse and be removed (and the Stock shall vest) in accordance with the following rules:

               (i) Subject to the provisions of Subparagraphs (ii) and (iii) below, as of the date of each of the next three regular annual meetings of stockholders of the Company at which directors are to be elected following the Grant Date, the restrictions imposed under
          Section 3(b) shall lapse and be removed with respect to 2,400 of the shares of the Stock.

               (ii) If your service as a director of the Company is terminated because of death or total disability, the restrictions imposed under
          Section 3(b) upon the Stock shall lapse and be removed (and the Stock shall become fully vested) as to all shares of the Stock as of the date of such termination.

               (iii) In the event of a Change in Control, the restrictions imposed under Section 3(b) upon the Stock shall lapse and be removed (and the Stock shall become fully vested) as to all shares of the Stock as of the date of such Change in Control.

In order to enforce the foregoing restrictions, the Board may (i) require that the certificates representing the shares of Stock remain in the physical custody of the Company or in book entry until any or all of such restrictions expire or have been removed, and (ii) may cause a legend or legends to be placed on the certificates which make appropriate reference to the restrictions imposed under the Plan. As used herein, the term "total disability" shall mean the inability, by reason of mental or physical illness or accident, to perform the duties of a director of the Company, which disability is expected to continue for a period of at least twelve (12) months. Any determination as to the date and extent of any disability shall be made by the Board upon the basis of such information as the Board deems necessary or desirable.

     4. Voting and Other Rights. Excluding the right to transfer and subject to the restrictions herein, during the period prior to the lapse and removal of the restrictions set forth in Section 3 above, except as otherwise provided herein, you shall have all of the rights of a stockholder with respect to all of the Stock, including without limitation the right to vote such Stock and the rights to receive all dividends or other distributions with respect to such Stock; provided, however, that any shares received with respect to shares of Stock as a result of stock dividends, stock splits or any other form of recapitalization shall also be subject to the restrictions set forth in the Plan and this Agreement. In connection with the payment of such dividends or other distributions, you hereby authorize the Company to deduct any taxes or other amounts required by any governmental authority to be withheld and paid over to such authority for your account/accounting issue.

     5. Expiration of the Restricted Term. Except to the extent governed by
Section 6, upon the lapse and removal of the restrictions applicable to all or any portion of the Stock as provided in Section 3 above: (a) you hereby agree, with respect to such Stock, to pay to the Company, an amount sufficient to satisfy any taxes or other amounts required by any governmental authority to be withheld and paid over to such authority for your account, or to otherwise make arrangements satisfactory to the Board for the payment of such amounts, and (b) you hereby agree that if requested by the Board, you will make appropriate representations in a form satisfactory to the Board that such Stock will not be sold other than
(i) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), or an applicable exemption from the registration requirements of such Act and (ii) in compliance with all applicable state securities laws and regulations.

     6. Section 83(b) Election. If you elect, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (or any successor thereto), or comparable provisions of any state tax law, to include any amount in your gross income in connection with your receipt of the Stock, you hereby agree (a) to promptly notify the Company of such election and (b) to pay to the Company, in the form of cash or a certified or bank cashier's check, an amount sufficient to satisfy any taxes or other amounts required by any governmental authority to be withheld or paid over to such authority for your account, or to otherwise make arrangements satisfactory to the Board for the payment of such amounts.

     7. Agreement Subject to Plan. This Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. Any provisions hereof which is inconsistent with the Plan shall be superseded by and governed by the Plan.

     8. Stock Split, Reorganization, Merger, etc. If the outstanding shares of the Common Stock of the Company are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed in respect of such shares of Common Stock (or any stock or securities received with respect to such Common Stock), through merger, consolidation, sale or exchange of all or substantially all of the properties of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off or other distribution in respect of such shares of Common Stock (or any stock or securities received with respect to such Common Stock), an appropriate and proportionate adjustment shall be made in (i) the number and kind of shares of Common Stock (or other securities or property) with respect to which awards may be granted or awarded, (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding awards,
(iii) the grant or exercise price with respect to any award, and (iv) the repurchase price, if any, with respect to any award. Any other consideration that you receive as a result of any such transaction shall be free of all restrictions set forth herein; provided, however, that any shares received with respect to shares of Stock as a result of stock dividends, stock splits or any other form of recapitalization shall also be subject to the restrictions set forth in the Plan and this Agreement.

     9. Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of California applicable to agreements made and to be performed wholly within the State of California.

     10. Agreement Binding on Successors. The terms of this Agreement shall be binding upon you and upon your heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees.

     11. No Assignment. Notwithstanding anything to the contrary in this Agreement, neither this Agreement nor any rights granted herein shall be assignable by you.

     12. Costs of Litigation. In any action at law or in equity to enforce any of the provisions or rights under this Agreement or the Plan, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay the successful party or parties all costs, expenses and reasonable attorneys' fees incurred by the successful party or parties (including without limitation costs, expenses and fees on any appeals), and if the successful party recovers judgment in any such action or proceeding such costs, expenses and attorneys' fees shall be included as part of the judgment.

     13. Necessary Acts. You hereby agree to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.

     14. Invalid Provisions. If any provision of this Agreement is found to be invalid or otherwise unenforceable under any applicable laws such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision was not contained herein.

     15. Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be sufficient in all respects only if delivered in person or sent via certified mail, postage prepaid, or by expedited mail service such as Federal Express or DHL, or facsimile, addressed as follows:

          If to you:           DIRECTOR
                               [Address]

          If to the Company:   Allergan, Inc.
                               2525 Dupont Drive
                               Irvine, California 92612
                               Attention: General Counsel

     16. Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof.

     17. Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section

     18. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and taken together shall constitute one and the same document.

     19. Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

     If you are in agreement with the foregoing, please fill in the information below, sign this Agreement, and return it to the Company to the attention of the General Counsel.

                                        ALLERGAN, INC.


                                        By:
                                            ------------------------------------
                                            David E.I. Pyott,
                                            Chairman of the Board and Chief
                                            Executive Officer

                                   ACCEPTANCE

     The undersigned hereby agrees to receive from ALLERGAN, INC. 7,200 shares of the Common Stock of the Company, and agrees to be bound by, and to comply with, the terms and provisions of the Plan and the foregoing Agreement.

Dated: ____________________, 20__.


                                        ________________________________________


                                        ________________________________________
                                        (Please print your name exactly as you
                                        wish it to appear on your Stock
                                        Certificate. If you want the transfer
                                        agent to use an address other than the
                                        one indicated on p. __, provide that
                                        address to the left.)